Exhibit 5.10

        STIKEMAN ELLIOTT

Stikeman Elliott LLP        Barristers & Solicitors
Suite 1700, Park Place, 666 Burrard Street, Vancouver, Canada V6C 2X8
Tel: (604) 631-1300    Fax: (604) 681-1825    www.stikeman.com

November 28, 2006

To: British Columbia Securities Commission

We hereby consent to the reference to our firm under the heading "Enforceability of Civil Liabilities", "Legal Matters" and elsewhere in the prospectus dated November 28, 2006 of Minefinders Corporation Ltd. (the "Prospectus") and the Amendment No. 1 to the Registration Statement on Form F-10 dated November 29, 2006, of which the Prospectus forms a part.

We have read the Prospectus and Registration Statement, and we have no reason to believe that there are any misrepresentations in the information contained in either the Prospectus or Registration Statement that (a) are derived from any statement or opinion given by us in the Prospectus or Registration Statement, or (b) are within our knowledge as a result of the services we have performed in connection with any statement or opinion given by us in the Prospectus or Registration Statement.

Yours truly,

/S/ STIKEMAN ELLIOTT LLP

VANCOUVER

CALGARY

TORONTO

MONTREAL

OTTAWA

NEW YORK

LONDON

SYDNEY